UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

FEDERAL HOME LOAN BANK OF CHICAGO

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 East Wacker Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:

(312) 565-5700

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At its meeting on December 18, 2007, the Board of Directors ("Board") of the Federal Home Loan Bank of Chicago ("Bank") terminated the Bank's Long Term Incentive Compensation Plan ("Long Term Plan") effective December 31, 2007. The Bank's executive officers including some of its Name Executive Officers ("NEOs") are participants in the Long Term Plan. The Bank's NEOs are identified in its 2006 Annual Report on Form 10-K ("Form 10-K"). A description of the Long Term Plan, prior to the latest action, can be found in "Item 11-Executive Compensation" of the Bank's Form 10-K.

The Long Term Plan runs for three year performance periods. The Board expects to determine payouts and grant awards, if any, for the 2005 to 2007 performance period in January of 2008. In connection with terminating the Long Term Plan, the Board approved refunding plan participants their contribution for purchased performance units covering the 2006 to 2008 and 2007 to 2009 performance periods. The refund will include accrued interest at the ninety day Federal Home Loan Bank System discount note rate from the date of purchase through the refund date, which is expected to occur in January, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: December 26, 2007	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary